CBRL Group, Inc.

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    CBRL Group, Inc. will announce fiscal year-end results and hold its conference call on Thursday, September 7, at 10:00 a.m. (Central),
              11:00 a.m. (Eastern) and 8:00 a.m. (Pacific).
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           The number to call for this teleconference is:

                         -888/391-0101-

                             REPLAY:

       The conference call will be simulcast on the Internet at www.streetevents.com and www.streetfusion.com. The call will be available for replay on the Internet for approximately 30 days. A telephonic replay will be available for replay from 1:00 p.m. Eastern on September 7 until 6:00 p.m. September 11. To listen to the playback, please call the following number:
800/633-8284 and enter reservation No. 16116381.

        We appreciate your interest in CBRL Group, Inc.